SCHEDULE 14A  (RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT  SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES  EXCHANGE ACT OF 1934

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 (Name of Registrant as Specified in its Charter)
TIMOTHY PLAN

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NOT APPLICABLE

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
of the
TIMOTHY PLAN DEFENSIVE STRATEGIES FUND

1055 Maitland Center Commons
Maitland, FL  32751
Toll Free 800-846-7526

The Timothy Plan (the “Trust”) is holding a special meeting of the shareholders of the Timothy Plan Defensive Strategies Fund (the “Special Meeting”) on Wednesday, August 24, 2011 at 10:00 a.m., Eastern Time.  The Special Meeting will be held at the offices of the Trust’s Administrator, Gemini Fund Services, Inc., located at 450 Wireless Blvd., Hauppauge, NY  11788.

The Trust is a Delaware business trust, registered with the Securities and Exchange Commission (“SEC”) and operating as an open-end management investment company.  The Trust has authorized the division of its shares into various series (“funds”) and currently offers shares of eleven funds to the public.  The Trust further has authorized the division of its shares into various classes, each with different sales charges and/or ongoing fees.  The Timothy Plan Defensive Strategies Fund (the “Fund”) offers Class A Shares, which are sold to the public with a front-end sales charge, and Class C shares, which are sold with a contingent deferred sales charge of 1% for the first year and an ongoing distribution and servicing (12b-1) fee of 1.00%.

The matters to be considered at the Special Meeting will be:

1.
Approval of a new investment sub-advisory agreement with Jefferies Asset Management, LLC (“JAM”) by the Fund's shareholders.  JAM has been chosen by the Trust's Board of Trustees to manage a portion of the commodities investment portion of the Fund's securities portfolio.

2.	Such other business as may properly arise at the meeting.

You may vote at the Special Meeting if you are the record owner of shares of the Fund as of the close of business on June 30, 2011.  If you attend the Special Meeting, you may vote your shares in person.  If you expect to attend the Special Meeting, please call the Trust at 1-800-662-0201 to inform them.

Your vote on this proposal is very important.    If you own Fund shares in more than one account of the Trust, you will receive a proxy statement and one proxy card for each of your accounts.  You will need to fill out each proxy card in order to vote the shares you hold for each account.

Whether or not you plan to attend the Special Meeting, please fill in, date, sign and return your proxy card(s) in the enclosed postage paid envelope.  You may also return your completed proxy card by faxing it to the Trust at 631-951-0573.  PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

As always, we thank you for your confidence and support.

By Order of the Board of Trustees,

Arthur D. Ally
Chairman

August 1, 2011

THE TIMOTHY PLAN
Special Meeting of the Shareholders of
the
Timothy Plan Defensive Strategies Fund

1055 Maitland Center Commons
Maitland, FL  32751
Toll Free 800-846-7526

PROXY STATEMENT
Dated August 1, 2011

SPECIAL MEETING OF SHAREHOLDERS
To be Held on August 24, 2011

Introduction

The Board of Trustees (the “Board”) of the Timothy Plan (the “Trust”) has voted to call a special meeting of all shareholders of the Timothy Plan Defensive Strategies Fund (the “Fund”), in order to seek shareholder approval of one proposal relating to the Fund.  The Special Meeting will be held at the offices of Gemini Fund Services, Inc. (“Gemini”), located at 450 Wireless Blvd., Hauppauge, NY  11788, at 10:00 a.m., Eastern Time, on Wednesday, August 24, 2011.  Gemini serves as Administrator to the Trust.  If you expect to attend the Special Meeting in person, please call the Trust at 1-800-662-0201 to inform them of your intention.  This proxy was first mailed to eligible shareholders on or about August 1, 2011.

Items for Consideration

The matters to be considered at the Special Meeting will be:

1.
Approval of a new investment sub-advisory agreement with Jefferies Asset Management, LLC (“JAM”) by the Fund's shareholders.  JAM has been chosen by the Trust's Board of Trustees to manage a portion of the commodities investment portion of the Fund's securities portfolio; and

2.	Such other business as may properly arise at the meeting.

Eligibility to Vote

If you were the record owner of any shares of the Fund as of the close of business on June 30, 2011 (the “Record Date”), then you are eligible to vote at the Special Meeting.  As of the Record Date, the Fund had a total of 3,877,670.202 shares issued and outstanding.  Each full share counts as one vote, and fractional shares count as fractional votes.

Voting by Proxy

The simplest and quickest way for you to vote is to complete, sign, date and return the enclosed proxy card(s) in the postage paid envelope provided.  The Board urges you to fill out and return your proxy card(s) even if you plan to attend the Special Meeting.  Returning your proxy card(s) will not affect your right to attend the Special Meeting and vote.

The Board has named James P. Ash, Esq. and Emile R. Molineaux, Esq. as proxies, and their names appear on your proxy card(s).  By signing and returning your proxy card(s) to the Trust, you are appointing those persons to vote for you at the Special Meeting.  If you fill in and return your proxy card(s) to the Trust in time to vote, one of the appointed proxies will vote your shares as you have directed on your proxy.  If you sign and return your proxy card(s), but do not make specific choices, one of the appointed proxies will vote your shares in favor of all items relating to your proxy.

If an additional matter is presented for vote at the Special Meeting, one of the appointed proxies will vote in accordance with his/her best judgment.  At the time this proxy statement was printed, the Board was not aware of any other matter that needed to be acted upon at the Special Meeting other than the two Proposals discussed in this proxy statement.

If you appoint a proxy by signing and returning your proxy card(s), you can revoke that appointment at any time before it is exercised.  You can revoke your proxy by sending in another proxy with a later date, or by notifying the Trust’s Secretary, in writing, that you have revoked your proxy prior to the Special Meeting.  The Trust’s Secretary is Mr. Joseph Boatwright and he may be reached at the following address:  1055 Maitland Center Commons, Maitland, FL  32751.

Voting in Person

If you attend the Special Meeting and wish to vote in person, you will be given one ballot for each of your accounts when you arrive.  If you have already voted by proxy and wish to vote in person instead, you will be given an opportunity to do so during the Special Meeting.  If you attend the Special Meeting, but your shares are held in the name of your broker, bank or other nominee, you must bring with you a letter from that nominee stating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote.

Requirement of a Quorum

A quorum is the number of outstanding shares, as of the Record Date, that must be present in person or by proxy in order for the Trust to hold a valid shareholder meeting.  The Trust cannot hold a valid shareholder meeting unless there is a quorum of shareholders.  For this Special Meeting, 1,938,836.101 (50% + 1) eligible shares of the Fund must be present, in person or by proxy, to constitute a quorum.

Under rules applicable to broker-dealers, if your broker holds your shares in its name, the broker is not allowed to vote your shares unless it has received voting instructions from you.  If your broker does not vote your shares because it has not received instructions from you, those shares will be considered broker non-votes.  Broker non-votes and abstentions count as present for purposes of establishing a quorum, and count as votes cast against the Proposals.

Required Votes to Approve the Proposals

The affirmative vote of a “majority” of the shares entitled to vote of the Fund, as of the Record Date, is required in order to approve each Proposal.  For purposes of approving shareholder proposals, the Investment Company Act of 1940, as amended (the “1940 Act”) defines a “majority” of the outstanding voting securities of a fund as the lesser of (a)  the vote of holders of at least 67% of the voting securities of the Fund present in person or by proxy, if more than 50% of such shares are present in person or by proxy; or (b)  the vote of holders of more than 50% of the outstanding voting securities of the Fund.

Broker non-votes will not count as votes cast and will have the effect of votes against the Proposals.

Adjournments

The appointed proxies may propose to adjourn the Special Meeting, either in order to solicit additional proxies or for other purposes.  If there is a proposal to adjourn the Special Meeting, the affirmative vote of a majority of the shares present at the Special Meeting, in person or by proxy, is required to approve the adjournment.

Cost of The Shareholder Meeting And Proxy Solicitation

The Fund is paying the costs of the Special Meeting.  Certain of employees of Timothy Partners, Ltd, Investment Adviser and Principal Underwriter to the Fund (“TPL”), or their designees, may be conducting proxy solicitations.  TPL will not be charging the Fund for any costs associated with such solicitations.

Who To Call With Questions

Please call the Trust at 1-800-846-7526 with any questions you may have relating to this proxy statement.   Also, at your request, the Trust will send you a free copy of its most recent audited annual report, dated September 30, 2010, and its most recent unaudited semi-annual report, dated March 31, 2011.  Simply call the

Trust to request a copy of the report of your choice, and it will be sent to you within three (3) business days of receipt of your request.

PROPOSAL # 1.	APPROVAL OF A NEW SUB-INVESTMENT ADVISORY AGREEMENT WITH JEFFERIES ASSET MANAGEMENT, LLC (“JAM”) ON BEHALF OF THE TIMOTHY PLAN DEFENSIVE STRATEGIES FUND

Background

The Timothy Plan Defensive Strategies Fund (the “Fund”) invests the majority of its assets in Real Estate Investment Trusts ("REITS"), Commodities-based Exchange Traded Funds ("ETFs"), Treasury-Inflation Protection Securities ("TIPS") and cash and cash equivalents, with the objective of providing protection of principal through aggressive, proactive reactions to prevailing economic conditions, and with a secondary objective of current income.  The Fund currently offers Class A and Class C shares.  The Fund commenced investment operations on October 29, 2009.

Timothy Partners, Ltd. (“TPL”), 1055 Maitland Center Commons, Maitland, FL  32751, serves as investment adviser to the Fund under a written investment advisory agreement approved by the Board and separately ratified by the Fund’s shareholders.  The investment advisory agreement with TPL has been in effect since the Fund’s inception in October, 2009.

TPL is a Florida limited partnership organized on December 6, 1993 and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser.  Mr. Arthur D. Ally is President of TPL and is responsible for the day-to-day activities of TPL.  Covenant Funds, Inc., a Florida corporation (“CFI”), is the managing general partner of TPL.  Mr. Ally also is President and 70% shareholder of CFI.  Mr. Ally had over eighteen years experience in the investment industry prior to founding TPL, having worked for Prudential Bache, Shearson Lehman Brothers and Investment Management & Research.   In addition to his positions as President of TPL and CFI, Mr. Ally also serves as President and Chairman of the Board of Trustees of the Trust.  Mr. Ally does not receive any compensation for his services to the Trust as an officer or Trustee of the Trust, but he does receive compensation from TPL as a result of his ownership interest in TPL and service as an officer and director of TPL.

For its services to the Fund, TPL receives a fee, calculated daily and paid monthly, equal to an annual rate of 0.60% of the average daily net assets of the Fund.

The Investment Management Structure

Most of the Timothy Plan funds operate under a “manager of managers” structure.  Under that structure, TPL serves as the investment adviser to each fund and is responsible for the overall management and supervision of each fund and its operations.  However, the day-to-day selection of securities for a fund and the provision of a continuing and cohesive fund investment strategy is handled by one or more sub-advisers.

One of TPL’s principal responsibilities as investment adviser is to select and recommend suitable firms to offer day-to-day investment management services to the funds as sub-advisers.  These sub-advisory firms are paid for their services to the particular fund by TPL out of the fees paid to TPL by the applicable fund.

Unlike other Timothy funds, since the Defensive Strategies Fund's inception, it has been primarily managed directly by TPL, with Mr. Arthur D. Ally serving as the Fund's Portfolio Manager. Although this arrangement had been working satisfactorily since the Fund's inception in October, 2009, after several months of operating the Fund, Mr. Ally became convinced that the Fund would be better served by engaging sub-advisers to manage certain portions of the Fund's investment portfolio.  In July of 2010, the Fund's shareholders approved the engagement of a sub-adviser to manage the REIT portion of the Fund's Portfolio, after Mr.  Ally became convinced that REIT management is a highly specialized function and that TPL did not have the level of specialized expertise to provide a level of service to the Fund commensurate with what Timothy Plan shareholders had come to expect from the Trust.  Mr. Ally has now concluded that part of the commodities portion of the Fund's investment portfolio also requires specific expertise, and has proposed that JAM be engaged to provide that service.

At the Board's quarterly meeting held on February 25, 2011 TPL informed the Board that it wished to engage the services of a sub-adviser to manage the commodities section of the Fund's portfolio.  TPL informed the Board that investing only in commodity ETF's did not provide enough flexibility to properly allocate Fund resources to the commoditites portion of the Fund, and a specialized sub-adviser would be more likely to be able to find a larger number of suitable investments for the Fund.  After discussion, the Board autorized TPL to search for a new sub-adviser.  TPL then engaged the firm of UBS PRIME Consultants to assist it in a search to find a new sub-adviser for the Fund.  A thorough search and vetting process involving a number of candidates was undertaken, and after interviewing a number of potential replacements, TPL and UBS submitted JAM to the Board for its consideration.  JAM, in turn, agreed to begin providing services to the Fund, subject to Board and Fund shareholder approval.  At the Board's regular quarterly meeting held on May 21, 2011, the Board formally considered the engagement of JAM, and after full consideration, approved the engagement.

Information Relating to Jefferies Asset Management, LLC

Jefferies Asset Management, LLC (“JAM”), One Station Place, Three North, Stamford, CT  06902, is organized as a Delaware limited liability company and is registered with the Securities and Exchange Commission as an investment advisory firm under the Investment Advisers Act of 1940, as amended.  JAM was formed on November 10, 2003 and currently engages in the business of offering an array of advisory and portfolio management services to private investment vehicles, managed accounts and registered investment companies.  JAM is a wholly-owned subsidiary of Jefferies Group, Inc. (NYSE: JEF).  In April 2009, JAM’s Commodity Division began live trading of third party assets in its Jefferies Commodity Programs, which seek to provide exposure to commodities as an asset class.  The Jefferies Commodity Programs are available to institutional investors in a managed account format, and certain programs are available through collective investment funds as well.  As of June 30, 2011, JAM managed approximately $1.9 billkion in client assets.

Mr. Adam C. De Chiara will serve as the Fund's Portfolio Manager and will be responsible for all investment decisions for the Fund.

Mr. Christopher Altschul will be responsible for portfolio analysis and investment recommendations.

JAM has a general Periodic Review Committee, comprised of various members of senior management (including from areas such as Legal, Operations, Finance, Investor Relations and Compliance), which, among other things, oversees the operational and compliance framework of JAM, including, as applicable, as relates to the Fund.

In addition, Mr. De Chiara and Mr. Altschul may seek analysis and input from other staff of JAM and its affiliates including quantitative analysts, risk management personnel, and legal and compliance personnel.

Additional Information about JAM

The information presented below (current as of June 30, 2011) is designed to provide additional information about JAM, the portfolio managers of JAM responsible for the Fund's investments, and the means by which such persons are compensated for their services.  Any accounts managed in a personal capacity appear under “Other Accounts” along with other accounts managed on a professional basis.  The personal account information is current as of the most recent calendar quarter-end for which account statements are available.

Portfolio Manager	Types, Asset Amounts and No. of Accounts Managed by Team Members						Types, Asset Amounts and No. of Accounts Managed by Team Members Where Compensation is Performance Based
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts		Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	No. of Accts	Total Assets (mil)	No. of Accts.	Total Assets (mil)	No. of Accts.	Total Assets (mil)	No. of Accts	Total Assets (mil)	No. of Accts.	Total Assets (mil)	No. of Accts.	Total Assets (mil)
Adam C. De Chiara	0	$0	1	$24	12	$1,552	---	$----	----	$----	----	$----

Each portfolio manager’s total compensation consists of base salary and cash bonus, and may also include equity-based compensation with respect to Jefferies Group, Inc.  Portfolio managers are eligible to receive bonuses, which may be significantly more than their base salary, upon attaining certain performance objectives based on measures of individual, group or department success. These goals are specific to individual portfolio managers. Achievement of these goals is an important, but not exclusive, element of the bonus decision process, and, absent a contractual agreement, bonuses are determined at the discretion of JAM.  Certain portfolio managers may also have employment contracts, which may guarantee severance payments in the event of involuntary termination.

Compensation Structure

Each portfolio’s manager’s compensation consists of the following:

Base Salary - Each named portfolio manager receives a fixed base salary.  Base salaries are determined by considering an individual portfolio manager’s experience and expertise and may be reviewed for adjustment annually.

Bonus - Portfolio managers are eligible to receive bonuses, which may be significantly more than their base salary, upon attaining certain performance objectives based on measures of individual, group or department success. These goals are specific to individual portfolio managers. Achievement of these goals is an important, but not exclusive, element of the bonus decision process, and, absent a contractual agreement, bonuses are determined at the discretion of JAM.  Certain portfolio managers may also have employment contracts, which may guarantee severance payments in the event of involuntary termination.

Equity-Based Compensation - The compensation of portfolio managers may include equity-based compensation with respect to Jefferies Group, Inc.  Equity-based compensation may include retention incentives such as the vesting of shares or units over time, contingent on the professional’s continued employment except under limited circumstances.

Other Compensation - Portfolio managers may also participate in benefit plans and programs available generally to all employees.

Board Considerations

On May 21, 2011, the Fund's Board of Trustees held a regular Quarterly meeting to consider, among its stated business, a new sub-investment adviser for the Fund, and after full deliberation, selected JAM to serve in that capacity.

During its deliberations, the Board reviewed the qualifications of JAM and heard a presentation by representatives of UBS PRIME Consultants and TPL relating to JAM.  Mr. Ally next reported that he had traveled to JAM's offices in Connecticut to conduct due diligence on the firm, to hear a formal presentation from the firm with respect to managing the Fund, and to assure himself that no material negative matters had transpired.  Mr. Ally expressed confidence and praise for the firm and in the firm’s ability to serve the Fund.  Mr. ally then rpesented the results of his due diligence assessment, reporitng that he had not found any matter that would disqualify or otherwise negatively impact his opinion of JAM as a sub-investment adviser for the Fund.

The Board then received written information relating to the experience, strengths, other clients and past investment performance of JAM and noted with approval the firm’s consistently above-average investment performance, its size and level of expertise, and quality of clientele.  The Board noted with further approval that no officer or trustee of the Fund or Trust was affiliated with JAM, and that no compensation was to be paid to JAM other than advisory fees under the agreement.  The Board also reviewed the financial condition of JAM and questioned both TPL and UBS at length to assure themselves that JAM was financially capable of undertaking the responsibilities of serving the Fund.  After reviewing the information and the report of TPL and UBS, the Board agreed that JAM had sufficient resources to adequately serve the Fund.

The Board then turned its attention to the terms of the proposed sub-advisory agreement.  Under the terms of the proposed sub-advisory agreement with JAM, JAM would be responsible for providing day-to-day investment advice and choosing the securities in which the Fund invests relating to the Fund's commodity allocation.  JAM would report directly to TPL, and TPL would be responsible to report to the Board for any errors or omissions made by JAM.  JAM would not be responsible for mistakes or errors of judgment in its management of the investments of the Fund unless those mistakes or errors of judgment resulted from gross negligence, willful misfeasance or intentional wrongdoing.  The proposed sub-advisory agreement would have an initial term of just under two years, and could be renewed annually thereafter by affirmative vote of a majority of the Board of Trustees and a separate concurring majority vote of the Trust’s independent Trustees.  The proposed sub-advisory agreement may be terminated by any party at any time, without penalty, upon sixty (60) days written notice.  The proposed sub-advisory agreement would become effective immediately upon receipt of shareholder approval.  A copy of the proposed sub-advisory agreement with JAM is included as Exhibit B to this proxy, which is incorporated by reference into this discussion as if fully set forth herein.

The Board then discussed the proposed fees payable to JAM for its services to the Fund.  Since those fees would be paid to JAM by TPL out of the fees it received from the Fund, the Board sought TPL’s opinion concerning the reasonableness of the proposed fee structure.  TPL reported to the Board that JAM was at least as competitive as the other candidates it had interviewed with respect to its proposed fees.  TPL further reported that because JAM’s proposed fees were so reasonable, TPL would be able to maintain its current level of service to the Funds without the need to seek an overall fee increase.

Based on the Board’s review and UBS and TPL’s recommendation, the Board unanimously voted to approve JAM as sub-adviser to the Fund and to seek shareholder approval of their choice.

Fees and Expenses

If JAM becomes the new sub-adviser to the Fund,  TPL will pay JAM a fee at an annual rate equal to 0.40% of the Fund’s average daily assets up to $25 million, and 0.35% of average daily net assets over $25 million.

The fees described above shall be computed daily based upon the net asset value of the Fund as determined by a valuation made in accordance with the Trust’s procedures for calculating Fund net asset value as described in the Trust’s currently effective Prospectus and/or Statement of Additional Information. JAM will receive a fee only on that portion of the Fund managed by JAM.

The fees paid to JAM on behalf of the Fund under the sub-advisory agreement will be paid by TPL out of the fees received by TPL under its Investment Advisory Agreement with the Fund, so overall fees to the Fund’s shareholders will not change.

Financial Effect on the Fund

If JAM becomes the new Sub-Adviser to the Fund, the fees paid by shareholders of the Fund will remain exactly the same.  Fund shareholders currently pay total investment advisory fees of 0.60% per annum of the average daily assets of the Fund to TPL.  If JAM becomes the new Sub-Adviser to the Fund, TPL will pay to JAM, from the fee it receives from the Fund, the fees described in the paragraph above.

If the Fund’s shareholders do not approve this Proposal, the Trust will consider other alternatives.

Board Recommendation

The Fund’s Board of Trustees, including the independent Trustees, unanimously recommends that you vote “For” Proposal # 1.

OTHER INFORMATION

UNDERWRITER

Timothy Partners, Ltd. (“TPL”) 1055 Maitland Center Commons, Maitland, FL  32751, in addition to serving as investment adviser to the Fund, also serves as principal underwriter to the Trust’s shares.  TPL is a broker/dealer registered as such with the Securities and Exchange Commission and is a member in good standing of the Financial Industry Regulatory Administration ("FINRA").

TPL is not directly compensated by the Trust for its distribution services.  However, TPL generally retains dealer concessions on sales of Class A Fund shares as set forth in the Trust’s prospectus and may retain some or all of the fees paid by the Fund pursuant to 12b-1 Plans of Distribution.  With respect to Class A shares, TPL may pay some or all of the dealer concession to selling brokers and dealers from time to time, at its discretion.  A broker or dealer who receives more than 90% of a selling commission may be considered an “underwriter” under federal law.  With respect to both Class A and Class C shares, TPL may pay some or all of the collected 12b-1 fees to selling brokers and dealers from time to time, at its discretion

ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTING

Gemini Fund Services, Inc., 450 Wireless Blvd., Hauppauge, NY  11788, provides administrative, transfer agent, and accounting services to the Fund pursuant to a written agreement with the Trust.

PROPOSALS OF SHAREHOLDERS

As a Delaware Business Trust, the Trust is not required to hold annual shareholder meetings, but will hold special meetings as required or deemed desirable. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next shareholders meeting cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a special shareholder meeting must be received by the Trust no later than four months prior to the date when proxy statements are mailed to shareholders.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the meeting other than the matters set forth herein.  Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Trust.

FINANCIAL STATEMENTS

The financial statements for each Fund and the Trust are incorporated herein by reference to the Trust’s unaudited semi-annual financial report, dated March 31, 2011, and the Trust’s audited annual financial report, dated September 30, 2010.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

EXHIBIT A

TOTAL OUTSTANDING SHARES
OF THE FUND, BY CLASS AND TOTAL
As of June 30, 2011

Class A	Class C	Total
2,772,115.456	1,105,554.746	3,877,670.202

HOLDERS OF MORE THAN
5% OF THE FUND'S SHARES
As of June 30, 2011

Name & Address of Shareholder	Share Class	No. of Shares	% of Share Class	% of Total Fund Shares
US Bank, NA, FBO Client Accounts PO Box 1787 Milwaukee, WI 53201-1787	A	400,842.197	14.46%	10.34%
US Bank, NA, FBO Client Accounts PO Box 1787 Milwaukee, WI 53201-1787	A	608,571.817	21.95%	15.69%
US Bank, NA, FBO Client Accounts PO Box 1787 Milwaukee, WI 53201-1787	A	194,333.280	7.01%	5.01%
US Bank, NA, FBO Client Accounts PO Box 1787 Milwaukee, WI 53201-1787	A	511,313.435	18.44%	13.19%

Timothy Plan Officer/Director Ownership of Fund Shares
As of June 30, 2011

Name	Dollar Range of Shares Owned in Individual Funds	Dollar Range of Shares Owned, All Funds
Arthur D. Ally, Interested Trustee, President, Treasurer
Small Cap Value-    $1 to $10,000
Large/Mid Cap Value-   $1 to $10,000
Fixed Income-  $1 to $10,000
Conservative Growth-  $1 to $10,000
Strategic Growth-  $1 to $10,000
Aggressive Growth-  $1 to $10,000
Large/Mid Cap Growth-  $1 to $10,000
$1 to $10,000
Joseph E. Boatwright, Interested Trustee, Secretary
Small Cap Value-   $50,001 to $100,000
Large/Mid Cap Value-  $50,001 to $100,000
Strategic Growth-  Over $100,000
Conservative Growth-  $50,001 to $100,000
Fixed Income-  $50,001 to $100,000
Money Market Fund-  $1 to $10,000
Over $100,000
Mathew D. Staver, Interested Trustee	Small Cap Value- $50,001 to $100,000 Strategic Growth- $1 to $10,000 Fixed Income Fund- Over $100,000	Over $100,000
Charles E. Nelson, Independent Trustee	None	None

Kenneth Blackwell Independent Trustee	None	None
Scott Preissler, Independent Trustee	None	None
Alan M. Ross, Independent Trustee	None	None
Deborah Honeycutt Independent Trustee	None	None
Richard W. Copeland, Independent Trustee	None	None
William W. Johnson, Independent Trustee	**Conservative Growth- $10,001 to $50,000 **Fixed Income- $10,001 to $50,000 **Trustee on account	$10,001 to $50,000
John C. Mulder, Independent Trustee	None	None

EXHIBIT B
Sub-Advisory Agreement

THIS AGREEMENT is made and entered into as of the 1st day of _________, 2011, by and between The Timothy Plan, a Delaware business trust (the "Trust"), Timothy Partners, Ltd., a Florida Limited Partnership and Investment Adviser to the Trust (the "Adviser"), and Jefferies Asset Management, LLC, a Delaware limited liability company (the "Investment Manager").

WHEREAS, the Trust is a diversified, open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act"), and authorized to issue an indefinite number of series of shares representing interests in separate investment Funds (each referred to as a "Series" and collectively, as the "Series"); and

WHEREAS, the Trust presently issues a number of separate Series, one of which is the Timothy Plan Defensive Strategies Fund (the “Fund”); and

WHEREAS, Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS, Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

WHEREAS, the Trust has engaged the Adviser to provide investment management services to each series of the Trust, including the Fund, and

WHEREAS, the Adviser desires to retain Investment Manager to render certain investment management services to certain assets held by the Fund, and Investment Manager is willing to render such services; and

WHEREAS, the Trust consents to the engagement of Investment Manager by Adviser.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Obligations of Investment Manager

(a)	Services. Investment Manager agrees to perform the following services (the "Services") for the Fund:

(1)
manage the investment and reinvestment of the commodities portion of the Fund's assets, as is identified from time to time by the Adviser and allocated to the Investment Manager.  Investment Manager shall be responsible for the investment and re-investment of only those Fund assets allocated to it from time to time by Adviser, and shall not be responsible for any cash sweeps, subscriptions pending re-investment and/or cash held in anticipation of redemptions;

(2)	continuously review, supervise, and administer the investment program of the Fund;

(3)	determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions);

(4)	provide the Trust and Adviser with Fund investment transaction records concerning Investment Manager's activities which the Trust is required to maintain; and

(5)	render regular reports to the Trust's and Adviser's officers and directors concerning Investment Manager's discharge of the foregoing responsibilities.

The foregoing services described in this Paragraph 1(a) collectively are hereafter called the "Services"

Investment Manager shall discharge the foregoing responsibilities subject to the control of the officers and directors of the Adviser and trustees of the Trust, and in compliance with such commercially reasonable policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations of the Fund as set forth in the Trust's most current prospectus and statement of additional information, as amended from time to time, and with all applicable laws and regulations; provided, however, that the Investment Manager will manage only the assets allocated to it by Adviser without considering any other assets owned by the Fund or the Trust, and therefore the Investment Manager shall not be responsible for adhering to the objectives, policies and limitations applicable to the Fund or the Trust as a whole (such as diversification requirements). All Services to be furnished by Investment Manager under this Agreement may be furnished through the medium of any directors, officers or employees of Investment Manager or through such other parties as Investment Manager may determine from time to time.

Investment Manager agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel in sufficient amounts and manner to perform the Services on the terms and for the compensation provided herein. Investment Manager shall authorize and permit any of its officers, directors and employees, who may be elected as directors or officers of the Trust, to serve in the capacities in which they are elected.

Unless expressly assumed under this Agreement by Investment Manager, the Trust shall pay all costs and expenses normally incurred in connection with the Trust's operation and organization.

(b)
Books and Records. All books and records prepared and maintained by Investment Manager for the benefit of the Trust under this Agreement shall be the property of the Trust and, upon request therefor, Investment Manager shall surrender to the Trust copies of such of the books and records so requested. The Trust acknowledges that Investment Manager is required to maintain books and records of its activities, and agrees to allow Investment Manager to retain copies of such records of the Trust as required under federal law. Investment Manager agrees not to use any records of the Trust for any purpose other than for the provision of the Services to the Trust.

(c)
Proxy Voting.  Investment Manager is hereby granted the power to vote, tender or non-tender, or direct the voting, tendering or non-tendering of Fund securities purchased by Investment Manager on behalf of the Fund, and take actions on behalf of the Fund with respect to such securities, including, but not limited to, the execution on behalf of the Fund of any consent, request, direction, approval, waiver, objection, appointment or other instrument required or permitted to be signed or executed by the holder of such securities.  Investment Manager will not act for the Trust in any legal proceeding, including class actions or bankruptcies, involving a Fund security or the issuer of any Fund security.

2.	Fund Transactions.

Investment Manager is authorized to select the brokers or dealers that will execute the purchases and sales of Fund securities for the Fund and is directed to use commercially reasonable efforts to obtain the best net results as described in the Trust's prospectus from time to time. The Trust has adopted procedures pursuant to Rules 17(a) and 17(e) under the Investment Company Act of 1940 relating to transactions among a Fund and affiliated person thereof (Rule 17(a)), and transactions between a Fund and an affiliated broker or dealer (Rule 17(fe). Investment Manager shall at all times conduct its activities in compliance with such procedures. Investment Manager shall prepare a report at the end of each fiscal quarter reporting on Investment Manager's compliance with such procedures and setting forth in reasonable detail any transactions which were in violation of such procedures. Investment Manager will promptly communicate to the officers and the directors of the Adviser and Trust such other information relating to Fund transactions as they may reasonably request.

3.
Compensation of Investment Manager.   For its services rendered to the Fund, Adviser will pay to Investment Manager a fee at an annual rate equal to 0.40% of the Fund’s average daily allocated assets up to $25 million, and 0.35% of average daily allocated assets over $25 million.

The fees described above shall be computed daily based upon the net asset value of the Fund as determined by a valuation made in accordance with the Trust’s procedures for calculating Fund net asset value as described in the Trust’s currently effective Prospectus and/or Statement of Additional Information.  During any period when the determination of the Fund’s net asset value is suspended by the trustees of the Trust, the net asset value of a share of the Fund as of the last business day prior to such suspension shall, for the purpose of this Paragraph 3, be deemed to be net asset value at the close of each succeeding business day until it is again determined.

The fees described above are annual fees, payable 1/12th monthly.  Fees for Services rendered during any month will be paid within five (5) business days after the end of the month in which such Services were rendered.  In the event that this Agreement is terminated prior to the end of a month in which Investment Manager is providing Services, Adviser shall pay to Investment Manager fees accumulated during that month to the date of termination within five (5) business days after the end of the month in which such Services were rendered.  Investment Manager shall have no right to obtain compensation directly from the Fund or the Trust for Services provided hereunder and agrees to look solely to the Adviser for payment of fees due.

4.	Status of Investment Manager.

The services of Investment Manager to the Trust are not to be deemed exclusive, and Investment Manager shall be free to render similar services to others. Notwithstanding the foregoing, Investment Manager shall not render services to other registered investment companies which employ similar moral screening processes without first obtaining the prior written consent of the Trust to render such services.

In order to assist Investment Manager in performing the Services to the Fund, the Trust and/or Adviser may from time to time provide Investment Manager with information, documents, research or writings designated as proprietary by the Trust or the Adviser. Investment Manager agrees that, upon being informed that information, documents, research or writings provided to it are deemed proprietary by the Trust and/or the Adviser, Investment Manager agrees that it shall use such proprietary documents only to assist it in performing the Services to the Funds, and further agrees not to use, distribute, or publish, for its own benefit or for the benefit of others, information, documents, research or writings designated as proprietary by the Trust or the Adviser, except to satisfy legal or regulatory duties.

In rendering its Services to the Funds, Investment Manager shall be deemed to be an independent contractor.

Unless expressly authorized or requested by the Trust, Investment Manager shall have no authority to act for or represent the Trust in any way other than as an independent contractor providing the Services described in this Agreement. The parties to this Agreement acknowledge and agree that the Trust may, form time to time, authorize Investment Manager to act for or represent the Trust under limited circumstance. In such circumstance, Investment Manager may be deemed to be an agent of the Trust. Except for those circumstances in which the Trust has specifically authorized Investment Manager to act for or represent the Trust, Investment Manager shall in no way be deemed an agent of the Trust.

Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Investment Manager, who may also be a director, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

5.	Permissible Interests.

Trustees, agents, and stockholders of the Trust are or may be interested in Investment Manager (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise, and directors, partners, officers, agents, and stockholders of Investment Manager are or may be interested in the Trust as trustees, stockholders or otherwise; and Adviser (or any successor) is or may be interested in the Trust as a stockholder or otherwise.

6.	Liability of Investment Manager.

Pursuant to this Agreement, Investment Manager assumes no responsibility under this Agreement other than to render the Services called for hereunder in good faith. Investment Manager shall not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

7.	Term.

This Agreement shall remain in effect until the 30th day of April, 2013, and from year to year thereafter provided such continuance is approved at least annually by (1) the vote of a majority of the Board of Trustees of the Trust or (2) a vote of a "majority" (as that term is defined in the Investment Company Act of 1940) of the Trust's outstanding securities, provided that in either event the continuance is also approved by the vote of a majority of the trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at meeting called for the purpose of voting on such approval; provided, however, that;

(a)	the Trust or Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to Investment Manager;

(b)	the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder); and

(c)	Investment Manager may terminate this Agreement without payment of penalty on 60 days written notice to the Trust; and

(d)	the terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

8.	Notices.

Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

If to the Trust:	If to Adviser	If to the Investment Manager:
The Timothy Plan	Timothy Partners, Ltd.	Jefferies Asset Management, LLC
1055 Maitland Center Commons	1055 Maitland Center Commons	One Station Place, Three North
Maitland, FL 32751	Maitland, FL 32751	Stamford, CT 06902
Arthur D. Ally	By: Covenant Funds, Inc.	Adam De Chiara, Co-President
President	Managing General Partner	copy to: General Counsel
Arthur D. Ally, President

9.	Amendments.

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

10.	The Trust and Fund acknowledge receipt of the Trading Advisor’s Form ADV Part II, dated [___________] at least 48 hours prior to entering into this Agreement.

11.	Choice of Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act of 1940 (the “Act”).  To the extent the applicable law of the State of New York or any of the provisions hterein conflict with the applicable provisions of the Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

The Timothy Plan	Timothy Partners, Ltd.	Jefferies Asset Management, LLC

_________________________	___________________________	_________________________
Arthur D. Ally, Pres	Arthur D. Ally, Pres., Gen. Partner	Adam De Chiara, Co-President

BALLOT

TIMOTHY PLAN DEFENSIVE STRATEGIES FUND SHAREHOLDERS ONLY!

Proposal # 1.	Approve the Sub-investment Advisory Agreement with Jefferies Asset Management, LLC for its services to the Fund.

For	Against	Abstain

/ /	/ /	/ /

Signature(s)
All registered owners of account shown to the left must sign.  If signing for a corporation, estate or trust, please indicate your capacity or title.

X

Signature                                               Date

X

Signature                                               Date

PLEASE VOTE TODAY!

Please vote all issues shown on your ballot.

Please vote on each issue using blue or black ink to mark an X in one of the three boxes provided on each ballot. On all Items, mark -- For, Against or Abstain.  Then sign, date and return your ballot in the accompanying postage-paid envelope. All registered owners of an account, as shown in the address on the ballot, must sign the ballot. If you are signing for a corporation, trust or estate, please indicate your title or position.

THANK YOU FOR MAILING YOUR BALLOT PROMPTLY!

Your vote is needed! Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxy cards for your other accounts with the Trust.  These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint James P. Ash, Esq. and Emile R. Molineaux, Esq., and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the special meeting of shareholders to be held August 24, 2011, and at any adjournments thereof, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting.

Your shares will be voted in accordance with your designations on this proxy.  If no specification is made herein, all shares will be voted "FOR" the proposals set forth on this proxy.  The proxy is solicited by the Board of Trustees of the Trust which recommends a vote "FOR" each Proposal.